Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Verso Technologies, Inc.
We hereby consent to incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement on Form S-3 (333-142139) of Verso Technologies, Inc. of our report dated September 21, 2005, relating to the consolidated financial statements of Verilink Corporation as of and for the year ended July 1, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
June 5, 2007